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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                       GreyStone Digital Technology, Inc.
                (formerly named Express Capital Concepts, Inc.)
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             (Exact name of registrant as specified in its charter)



            Delaware                                  84-1107140
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     (State of incorporation)              (IRS Employer Identification no.)



      4950 Murphy Canyon Road, San Diego, CA                     92123
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     (Address of principal executive offices)                  (zip code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-65963
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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on which
         To be so Registered                each class is to be Registered
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Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
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                                (Title of Class)

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ITEM 1:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     On November 12, 1999 Registrant's Registration Statement on Form S-4 was declared effective by the Securities and Exchange Commission. The Registration Statement includes a Joint Proxy Statement/Prospectus pertaining to the proposed merger of Express Capital Concepts, Inc. and GreyStone Technology, Inc., pursuant to which Express Capital Concepts, Inc. agreed to issue securities to the existing stockholders of GreyStone Technology, Inc., as set forth in the Agreement and Plan of Merger and Reorganization between Express Capital Concepts, Inc., Express Capital Acquisition Corporation, GreyStone Technology, Inc., and Earnest Mathis, Jr., as amended on 29 September 1999. In accordance with the merger transaction, Express Capital Concepts, Inc. agreed to change its name to GreyStone Digital Technology, Inc., undergo a 1 - for 41.6667 reverse stock split, and issue shares of its common stock, $.001 par value, in exchange for the outstanding common stock of GreyStone Technology, Inc. GreyStone Technology, Inc. shareholders approved the merger on December 24, 1999, and a Certificate of Merger was filed in Delaware and California thereafter.

     The description of GreyStone Digital Technology, Inc.'s Common stock is incorporated herein from the description set forth in the S-4 Registration Statement (File 333-65963), and from the description set forth in a form of prospectus filed pursuant to Rule 424(b)3 on December 14, 1999.

ITEM 2:  EXHIBITS

The following exhibits are filed by reference as part of the Registration
Statement:

     1.0     Form 10QSB for Express Capital Concepts for the period ended
             September 30, 1999 as filed on December 21, 1999.
     2.0     Form 424(b)3 Form of a Prospectus filed on December 14,1999 (file
             333-65963).
     3.0     Form S-4 Registration Statement (file 333-65963), together with all exhibits filed in connection therewith, as declared effective on
             November 12, 1999.
     3.1*    Certificate of Incorporation of the Registrant
     3.2*    Bylaws of the Registrant
     3.3*    Amended and Restated Certificate of Incorporation of the Registrant
     3.4*    Amended and Restated Bylaws of the Registrant
     4.1*    Form of Common Stock Certificate of the Registrant

* Filed as an exhibit of the same number in the Registration Statement on Form S-4 (Commission file 333-65963), declared effective on November 12, 1999.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             GREYSTONE DIGITAL TECHNOLOGY, INC.
                                             By: /s/ RICHARD A. SMITH
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                                             Richard A. Smith,
Dated:  January 13, 2000                     Chief Executive Officer